UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 5, 2014
(Date of earliest event reported)

METROSPACES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-186559 (Commission File Number)	90-0817201 (IRS Employer Identification Number)

888 Brickell Key Dr., Unit 1102 Miami, FL (Address of principal executive offices)	33131 (Zip Code)

(305) 600-0407 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Agreement

On November 5, 2014, a number of corporate actions were taken respecting the establishment of a Compensation Committee, the appointment of a member thereto, the adoption of a Stock Incentive Plan and the award and issuance of Restricted Stock Shares under that plan.

The Compensation Committee

On November 5, 2014, the Board of Directors adopted resolutions adopting a charter establishing a Compensation Committee (the “Charter”), the purpose of which is to:

  Review and approve corporate goals and objectives relevant to the Corporation’s Chief Executive Officer (the “CEO”) compensation, evaluate, in consultation with the Board, the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation;
  Review and approve non-CEO compensation;
  Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans;
  Produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement or annual report on Form 10-K;
  Advise the Board on the compensation of non-employee directors;
  Administer such stock-based compensation plans of the Corporation as may be adopted by the Board from time to time (collectively, the “Plans”);
  Perform such other duties and responsibilities expressly delegated.

The Charter also provides for the composition of, appointment to and the procedures of the Compensation Committee (the “Committee”); the principals by which it is to be guided; its duties and responsibilities; and its additional authority and operation. One of these provisions requires that all members of the Committee be an “independent director” (i) as set forth in NASDAQ Stock Market Listing Rule 5605(a)(2) or as required for Compensation Committee members by the New York Stock Exchange and (ii) as set forth in the rules and regulations of the Securities and Exchange Commission (the “Independent Director Provision”).

A copy of the Charter is annexed to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Charter is qualified in its entirety by such reference.

Appointment of Member of the Compensation Committee

By the same resolutions, the Board of Directors appointed Alexander Victor Batallés as the sole member of the Committee, since he is the only director who meets the requirements of the Independent Director Provision.

Adoption of Plan

By the same resolutions, the Board of Directors adopted (i) a Restricted Stock Plan (the “Plan”) primarily to promote the interests of the Corporation and its stockholders through the (A) attraction and retention of executive officers and employees and (B) enabling them to share in the long-term growth and success of the Corporation through the granting of Restricted Stock Shares and (ii) provided for a reserve of 2,000,000,000 shares of Common Stock for issuance under the Plan.

In establishing the number of shares that may be awarded under the Plan, the Board considered the following factors:

  the President of the Corporation is serving at nominal compensation and it is unlikely that his compensation can be increased to a level commensurate with his value and abilities in the foreseeable future;
  the business of the Corporation has not developed as anticipated and its prospects and financial condition are precarious;
  the Corporation needs to attract additional employees if it is to develop its business and remedy its precarious financial condition;
  awarding restricted shares to the President and future employees of the Corporation may induce them to work for minimal cash compensation, to incentivize them to develop the business of the Corporation and to remain in the employ of the Corporation or one of its affiliates; and
  while the common stock of the Corporation closed at $0.03 on November 4, 2014, its price may deteriorate substantially, thus making it difficult to determine the number of shares to be awarded in order that, when and if shares of restricted stock vest, they will be of sufficient value to provide meaningful compensate recipients of awards under the Plan, and for this reason, the Board of Directors has deemed it advisable to provide for awards of up to 2,000,000,000 shares of restricted stock in the Plan, such that awards of large amounts of restricted stock may be made, but to limit the market value of the shares that vest in individual grantees under the Plan.

The Plan is administered and interpreted by the Committee, which may, among other things, determine in its discretion (i) the individuals to whom Awards (as defined in the Plan) will be made, and the timing and terms of Awards; (ii) the total number of Awards to be made to an individual; (iii) the performance criteria required for Vesting (as defined in the Plan), which; the number of shares of Common Stock subject to, or represented by, each Award; and (iv) all other terms and conditions of each Award. Awards are evidenced by an Award Agreement (as defined in the Plan). Each Award Agreement must specify (i) the number of Restricted Stock Shares, which are shares of Common Stock) to which it pertains; the price, if any, the Grantee must pay for any Restricted Stock Shares; the performance criteria required for Vesting (the “Performance Criteria”); any other the terms and conditions of the grant of Restricted Stock Shares; and (iv) such other provisions as the Committee shall determine. Restricted Stock Shares do not have voting rights until they Vest, but have dividend rights prior to Vesting.

Restricted Stock Shares may Vest in any year without limitation until the market value of Restricted Stock Shares that would otherwise Vest, when added to the market value (as defined) of Restricted Stock Shares that have previously Vested, exceeds an amount fixed when an Award is made, which amount shall not be greater than $2,000,000 (the “Base Amount”); thereafter, Restricted Stock Shares may Vest in any year only to the extent of a market value fixed when an Award is made, which market value shall not exceed $500,000 (the “Additional Annual Amount”). Restricted Stock Shares will revert to the Corporation if they do not Vest or cannot Vest and upon termination of employment for any reason.

The Corporation believes that when the Restricted Stock Shares Vest, or if, within 30 days after the date of an Award, the grantee makes an election to have them taxed at their present value under Section 83(b) of the Internal Revenue Code, the market value of the shares on the date of such Vesting or such election will be taxable income to the grantee and that the Corporation will, subject to the limitation described in the next sentence, be entitled to a deduction in a like amount from its taxable income. The amount to be deducted with respect to the chief executive officer and, in any particular year, its four other most highly compensated officers, may be limited because under Section 162(m) of the Internal Revenue Code, the Corporation may not deduct more than $1,000,000 for remuneration in any taxable year, except for remuneration payable solely on account of the attainment of one or more performance goals, but only if (i) the performance goals are determined by a compensation committee of the board of directors of the taxpayer which is comprised solely of 2 or more outside directors, (ii) the material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration, and (iii) before any payment of such remuneration, the compensation committee referred to in clause (i) certifies that the performance goals and any other material terms were in fact satisfied. The Corporation presently cannot meet the requirements of clauses (i) and (ii) of the previous sentence because in the case of the former, the Committee has only one member and in the case of the latter, because the material terms of the Award have not been approved by stockholders.

A copy of the Plan is annexed to this Current Report as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Plan is qualified in its entirety by such reference.

Award of Restricted Stock Shares

On November 5, 2014, the Committee granted an Award of 800,000,000 Restricted Stock Shares to Oscar A. Brito, the Chief Executive Officer of the Corporation. The Award Agreement between the Corporation and Mr. Brito provides as follows:

Performance criteria: The Award under this Award Agreement is made for the purpose of inducing the Grantee to (i) improve the financial condition of the Corporation, principally by increasing its profits, and (ii) to remain in the employ of the Corporation and/or an Affiliate.

In light of the foregoing, shares of Restricted Stock awarded under this Agreement shall Vest as follows:

(a)

After the Corporation publishes its audited annual financial statement for the year ended December 31, 2019, the Grantee shall receive a number of shares (subject to the Base Amount and Additional Annual Amount), free of all restrictions, equal to the market value on the date of such publication, determined on the basis of the Last Price, of twenty percent (20%) of the sum of the amounts, if any, shown as net income on the Corporation’s statement of operations for the years ended December 31, 2019, 2018, 2017, 2016 and 2015.

(b)	For each of the years ended December 31, 2020, 2021, 2022, 2023 and 2024, when the Corporation publishes its audited annual financial statements with respect to such year, the Grantee shall receive a number of shares (subject to the Base Amount and Additional Annual Amount), free of all restrictions, equal to the market value on the date of such publication, determined on the basis of the Last Price, of twenty percent (20%) of the amount, if any, shown as net income on the Corporation’s statement of operations for such year.

(c)	Shares of Restricted Stock that have not Vested on the date of the publication of the Corporation’s audited annual financial statements for the year ended December 31, 2024, shall never Vest and the Grantee shall have no further rights with respect to them.

The Committee awarded a large number of Restricted Stock Shares because of the possibility that the market price for the Common Stock might deteriorate substantially, but limited the compensation that might be earned, such that once shares having a market value of $2,000,000 have vested, no further shares may vest. Because shares may not vest until after the year ending December 31, 2019, the Committee concluded that the maximum value of shares that could vest would be $4,500,000 and that the Corporation would have to earn profits of $22,500,000 to earn these shares. The Committee determined that shares may not vest until after December 31, 2019, to induce Mr. Brito to remain employed by the Corporation until at least that time.

A copy of the Award Agreement is annexed to this Current Report as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Award Agreement is qualified in its entirety by such reference.

Change in Number of Issued and Outstanding Shares of Common Stock

As the result of the issuance of shares pursuant to the Restricted Stock Plan, the Corporation now has 806,555,883 shares of its Common Stock outstanding.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit	Description

10.1	Charter of Registrant's Compensation Committee

10.2	Restricted Stock Plan of the Registrant

10.3	Award Agreement, dated November 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROSPACES, INC.

Dated:	November 19, 2014	By:	/s/ Oscar Brito
Oscar Brito
President